UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2023

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	000-22490	62-1120025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1915 Snapps Ferry Road, Building N Greeneville, Tennessee 37745 (423) 636-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FWRD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

Announcement of Notes Offering

On September 20, 2023, Forward Air Corporation (the “Company,” “Forward,” “we,” “our,” or “us”) issued a press release announcing that GN Bondco, LLC (the “Escrow Issuer”), a Delaware limited liability company and wholly owned subsidiary of Omni Newco, LLC (together with its subsidiaries, “Omni”), commenced a private offering of senior secured notes due 2031 (the “Notes”) in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), a copy of which is furnished as Exhibit 99.1 to this current report on Form 8-K (this “Form 8-K”).

This offering is in connection with the previously announced agreement and plan of merger (the “Merger Agreement”), dated as of August 10, 2023, by and among the Company, Clue Opco LLC, a Delaware limited liability company (the “Ultimate Issuer”), the Escrow Issuer, Omni and certain other parties, pursuant to which, among other things, (i) the Escrow Issuer will be merged with and into the Ultimate Issuer, with the Ultimate Issuer surviving the merger as a wholly owned subsidiary of the Company and (ii) the Company will, through a series of transaction involving the Company’s direct and indirect subsidiaries, will acquire Omni (the “Merger”).

The Notes and the related future guarantees have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This current report does not constitute an offer to sell or a solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Information Included in the Offering Memorandum

Forward is providing the disclosures below, and supplementing the risk factors described in Part I, Item 1A of Forward’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”) with the risk factors below, each of which Forward included in a preliminary offering memorandum, dated September 20, 2023, in connection with the offering of the Notes described herein (the “Offering Memorandum”). These risk factors pertain to risks that will apply to our business after consummating the Merger as well as risks relating to the Merger.The information in this Form 8-K should be read in conjunction with the risk factors described in the Form 10-K and the information under the “Forward-Looking Statements” in the Form 10-K, as modified hereby.

The information in this Item 7.01 and the exhibits attached to this Form 8-K as Exhibits 99.1, 99.2, 99.3 and 99.4 are being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, or otherwise subject to the liabilities of that Section nor shall they be deemed incorporated by reference into any filing under the Securities Act or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.

The following supplemental risk factors were included in the Offering Memorandum

Difficulty in forecasting timing or volumes of customer shipments could adversely impact our margins and operating results and lead to difficulties in predicting liquidity.

Customer satisfaction depends upon our ability to meet short-term customer requirements that can be difficult to predict and prepare for. Generally, we do not enter into long-term contracts with our customers. Accordingly, the demand from our customers may fluctuate from time to time, which makes it difficult for us to project future demands from our customers. As a result, we cannot guarantee that our current customers will continue to utilize our services or that they will continue at the same levels. Our success depends on receiving continuous orders from our customers. Personnel costs, one of our largest expense items, is highly variable as we must staff to meet uncertain short-term demand that may not align with long-term trends. As a result, short-term operating results could be disproportionately affected due to uncertainties with our customer requirements and the challenges of staffing appropriately.

A significant portion of the combined company’s revenues will be derived from customers in industries, such as retail and technology, that exhibit shipping patterns that are tied closely to consumer demand and from customers in industries in which shipping patterns are dependent upon just-in-time production schedules. Therefore, the timing of the combined company’s revenues will be impacted by factors out of the combined company’s control, such as a sudden change in consumer demand for retail goods, changes in trade tariffs, product launches and/or manufacturing production delays. Additionally, many customers ship a significant portion of their goods at or near the end of a fiscal quarter and, therefore, we may not learn of decreases in revenues until late in a quarter. As a result, the combined company’s liquidity, cash flows and results of operations may be difficult to predict.

Higher prices by Leased Capacity Providers and other third-party transportation capacity providers could adversely impact the combined company’s margins and operating results.

The combined company will be largely reliant on independent contractor fleet owners and owner-operators that lease their equipment to the combined company (“Leased Capacity Providers”) and third-party transportation capacity providers to perform its freight transportation and other operations. These providers can be expected to charge higher prices if market conditions warrant or to cover higher operating expenses. Our profitability and income from operations may be impacted if we are unable to pass on such provider price increases to our customers. Increased demand for over the road transportation services and changes in regulations may reduce available capacity and increase pricing for both Leased Capacity Providers and third-party transportation providers. In some instances we will have entered into fixed contract freight rates with customers and, in the event market conditions change and those contracted rates are below market rates, we may be required to provide transportation services at a loss.

The combined company’s international operations subject us to operational and financial risks.

The combined company will provide services within and between foreign countries on an increasing basis. Business outside of the U.S. is subject to various risks, including:

●	changes in tariffs, trade restrictions, and trade agreements;

●
compliance with the laws of numerous taxing jurisdictions where we conduct business, potential double taxation of our international earnings and potentially adverse tax consequences due to U.S. and foreign tax laws as they relate to our international business;

●	difficulties in managing or overseeing foreign operations and agents;

●	economic and political instabilities in some countries;

●	new and different sources of competition and laws and business practices favoring local competitors;

●	limitations on the repatriation of funds because of foreign exchange controls;

●	different liability standards;

●
intellectual property laws of countries that do not protect our rights in our intellectual property, including but not limited to, our proprietary information systems, to the same extent as the laws of the U.S.;

●
compliance with multiple, conflicting, ambiguous or evolving governmental laws and regulations, including employment, tax, privacy, anti-corruption, import/export, customs, anti-boycott, sanctions and embargoes, antitrust, data transfer, storage and protection, ESG and industry-specific laws and regulations, and our ability to identify and respond timely to compliance issues when they occur; and

●
the impact of uncertainties regarding the United Kingdom’s exit from the European Union (the “EU”) on regulations, current, taxes and operations, including possible disruptions to the sale of our services or the movement of our people between the United Kingdom, the EU and other locations.

The occurrence or consequences of any of these factors may restrict our ability to operate in the affected region and/or decrease the profitability of our operations in that region.

As we continue to expand our business internationally, we expose the combined company to increased risk of loss from foreign currency fluctuations, as well as longer accounts receivable payment cycles. Foreign currency fluctuations could result in currency exchange gains or losses or could affect the book value of our assets and liabilities. Furthermore, we may experience unanticipated changes to our income tax liabilities resulting from changes in geographical income mix and changing international tax legislation. We have limited control over these risks, and if we do not correctly anticipate changes in international economic and political conditions, we may not alter our business practices in time to avoid adverse effects.

Changes to our compensation and benefits could adversely affect our ability to attract and retain qualified employees.

The compensation we offer our employees is subject to market conditions that may require increases in employee compensation, which become more likely as economic conditions improve or as inflation increases. If we are unable to attract and retain a sufficient number of qualified employees, we could be required to increase our compensation and benefits packages, or reduce our operations and face difficulty meeting customer demands, any of which could adversely affect our financial condition, results of operations, liquidity and cash flows.

Our business could also be adversely affected by strikes and labor negotiations or by a work stoppage at one or more of our or our subcontractors’ facilities. Shutdowns and similar disruptions to major points in national or international transportation networks, most of which are beyond our control, could result in terminal embargoes, disrupt equipment and freight flows, depress volumes and revenues, increase costs and have other negative effects on our operations and financial results. In addition, labor disputes involving our customers could affect our operations. If our customers experience slowdowns or closures because they are unable to negotiate labor contracts, our revenue and profitability could be negatively impacted.

Issues related to the intellectual property rights on which our business depends, whether related to our failure to enforce our own rights or infringement claims brought by others, could have a material adverse effect on our business, financial condition and results of operations.

We use both internally developed and purchased technologies in conducting our business. Whether internally developed or purchased, it is possible that users of these technologies could be claimed to infringe upon or violate the intellectual property rights of third parties. In the event that a claim is made against us by a third party for the infringement of intellectual property rights, a settlement or adverse judgment against us could result in increased costs to license the technology or a legal prohibition against our using the technology. Thus, our failure to obtain, maintain or enforce our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We rely on a combination of intellectual property rights, including patents, copyrights, trademarks, domain names, trade secrets, intellectual property licenses and other contractual rights, to protect our intellectual property and technology. Any of our owned or licensed intellectual property rights could be challenged, invalidated, circumvented, infringed or misappropriated; our trade secrets and other confidential information could be disclosed in an unauthorized manner to third parties; or we may fail to secure the rights to intellectual property developed by our employees, contractors and others. Efforts to enforce our intellectual property rights may be time-consuming and costly, distract management’s attention and divert our resources, and ultimately be unsuccessful. Moreover, should we fail to develop and properly manage future intellectual property, this could adversely affect our market positions and business opportunities.

We operate in a regulated industry, and increased costs of compliance with, or liability for violation of, existing or future regulations and enforcement could have a material adverse effect on our business.

Our operations may be regulated and licensed by various federal, state, and local transportation agencies in the U.S. and similar governmental agencies in foreign countries in which we operate. The Department of Transportation and various state and federal agencies have been granted broad regulatory powers over our business in the United States, and we are licensed by the Department of Transportation and U.S. Customs. As we expand our global transportation service with the addition of Omni’s business, we will also be subject to regulation by the Federal Maritime Commission as an ocean freight forwarder and non-vessel operating common carrier, and we will be required to maintain separate bonds and licenses for each. Omni also has operations as a Department of Homeland Security-certified “indirect air carrier” providing air freight services subject to commercial standards set forth by the International Air Transport Association and federal regulations issued by the Transportation Security Administration. In addition, Omni provides customs brokerage services as a customs broker under a license issued by U.S. Customs and Border Protection and other authoritative governmental agencies. We also have and maintain, and may be required to procure, other licenses as required by law as our business expands and combines with Omni.

Additionally, our Canada business activities are subject to the similar laws and regulations of Canada and its provinces, including the effects of the United States-Mexico-Canada Agreement (“USMCA”), a trade agreement between the United States, Mexico and Canada to replace the North American Free Trade Agreement (“NAFTA”), which took effect on July 1, 2020. There can be no assurance that the ongoing transition from NAFTA to the USMCA will not adversely impact our business or disrupt our operations. If we are found to be out of compliance with any applicable regulations, our licenses may be revoked, or we could be subject to substantial fines or penalties and to civil and criminal liability. The transportation industry is subject to legislative and regulatory changes that can affect the economics of our business by requiring changes in operating practices or influencing the demand for, and the cost of providing, transportation services.

In December 2010, the Federal Motor Carrier Safety Administration (“FMCSA”) established the Compliance, Safety, Accountability initiative (“CSA”) motor carrier oversight program under which drivers and fleets are evaluated based on certain safety-related standards. Carriers’ safety and fitness ratings under CSA include the on-road safety performance of the carriers’ drivers. The FMCSA has also implemented changes to the hours of service regulations which govern the work hours of commercial drivers and adopted a rule that requires commercial drivers to maintain hours-of-service records with electronic logging devices. At any given time, there are also other proposals for safety-related standards that are pending legislative or administrative approval or adoption. If additional or more stringent standards are adopted, such may result in a reduction of the pool of qualified drivers available to us and to other motor carriers in our industry. If we experience safety and fitness violations, our safety and fitness scores could be adversely impacted, and our fleets could be ranked poorly as compared to our peers. A reduction in our safety and fitness scores or those of our contracted drivers could also reduce our competitiveness in relation to other companies that have higher scores. Additionally, competition for qualified drivers and motor carriers with favorable safety ratings may increase and thus result in increases in driver-related compensation costs.

As part of the combined company’s logistics services, we will also operate owned or leased warehouse facilities. Our operations at these facilities will include both warehousing and distribution services, and the combined company may be subject to more federal, state, and international environmental, work safety, and hazardous materials regulations then we were subject to prior to the Merger, in particular with respect to foreign and international regulations resulting from our increased foreign and international operations. We may experience an increase in operating costs, such as security costs, as a result of governmental regulations that have been or will be adopted in response to terrorist activities and potential terrorist activities. No assurances can be given that we will be able to pass these increased costs on to our customers in the form of rate increases or surcharges, and our operations and profitability may be materially and adversely affected as a result.

In addition, there may be changes in applicable federal or state tax or other laws or interpretations of those laws. If this happens, we may incur additional taxes and reduce our operating cashflows, as well as higher workers’ compensation and employee benefit costs, and possibly penalties and interest for prior periods. This could have an adverse effect on our results of operations.

Risks and requirements related to transacting business in foreign countries may result in increased liabilities, including penalties and fines as well as reputational harm.

The combined company’s international business will expose it to trade and economic sanctions and other restrictions imposed by the United States or other governments or organizations. The U.S. Departments of Justice, Commerce, State and Treasury, and other foreign authorities have a broad range of civil and criminal penalties they may seek to impose against corporations and individuals for violations of economic sanctions laws, export control laws, the Foreign Corrupt Practices Act (“FCPA”) and other federal statutes and regulations, including the International Traffic in Arms Regulations and those established by the Office of Foreign Assets Control (“OFAC”), and similar or more restrictive foreign laws, rules and regulations, which may also apply to the combined company. Under these laws and regulations, the government may require export licenses, or impose restrictions that would require modifications to business practices, including cessation of business activities in sanctioned countries or with sanctioned persons or entities, and modifications to compliance programs, which may increase compliance costs. Failure to implement changes may subject the combined company to fines, penalties and other sanctions.

We have in place policies related to FCPA, OFAC, export controls and similar laws and regulations, but we cannot assure you that our employees, consultants, sales agents, or associates will not engage in unlawful conduct for which we may be held responsible or that our business partners will not engage in conduct that could affect their ability to perform their contractual obligations and result in our being held liable for such conduct. Violation of laws or regulations may result in increased liabilities including penalties and fines as well as reputational harm.

The combined company may be subject to governmental export and import controls that could impair its ability to compete in international markets and subject it to liability if it violates such controls.

There are political and trade tensions among a number of the world’s major economies in which the combined company will operate. These tensions have resulted in the implementation of tariff and non-tariff trade barriers and sanctions, including the use of export control restrictions and sanctions against certain countries, individuals and companies. Any increase in the use of export control restrictions and sanctions to target certain countries, regions and entities or any expansion of the extraterritorial jurisdiction of export control laws could impact the combined company’s ability to compete globally. In addition, measures adopted by an affected country to counteract impacts of another country’s actions or regulations could lead to legal liability to multinational companies, including the combined company. For example, in January 2021, China adopted a blocking statute that, among other matters, entitles Chinese entities incurring damages from a multinational’s compliance with foreign laws to seek civil remedies. In February 2022, due to the military conflicts between Russia and Ukraine, several major economies, including the United States, the United Kingdom and the European Union imposed economic sanctions against Russia and certain Russian persons and entities. Depending on future developments of global trade tensions, such regulations, rules or measures may have an adverse impact on the combined company’s business and operations and it may incur significant legal liability and financial losses as a result.

Any change in export or import regulations, economic sanctions or related legislation or change in the countries, governments, persons, vessels or technologies, including semiconductors, targeted by such regulations, could result in decreased use of the combined company’s services by existing or potential users with international operations. Any decreased use of the combined company’s services or limitation on the combined company’s ability to export its customers’ products would likely adversely affect the combined company’s business, operating results and financial results.

The Merger may not be completed and the Merger Agreement may be terminated in accordance with its terms.

The Merger is subject to a number of conditions that must be satisfied, including certain regulatory approvals, or waived (to the extent permissible), in each case before the completion of the Merger. These conditions to the completion of the Merger, some of which are beyond the control of Forward and Omni, may not be satisfied or waived in a timely manner or at all, and, accordingly, the Merger may be delayed or not completed. Additionally, either Forward or Omni may terminate the Merger Agreement under certain circumstances, including, among other reasons, if the Merger is not completed by February 10, 2024 (or by May 10, 2024, under certain circumstances).

While the Merger is pending, Omni is subject to business uncertainties and contractual restrictions that could materially adversely affect Omni’s operating results, financial position and/or cash flows.

The Merger Agreement generally requires Omni to use commercially reasonable efforts to conduct its business in all material respects in the ordinary course prior to the earlier of the termination of the Merger Agreement and the consummation of the Merger. In addition, the Merger Agreement includes a variety of specified restrictions on the conduct of Omni’s business, which, in the event the Merger Agreement is not earlier terminated, expire upon the consummation of the Merger. Among other things and subject to the other terms of the Merger Agreement and certain other exceptions and limitations, Omni may not, outside of the ordinary course of business, incur additional indebtedness, issue additional shares of Omni’s common stock outside of its equity incentive plans, repurchase common stock, pay dividends, acquire assets, securities or property, dispose of businesses or assets, enter into certain material contracts or make certain additional capital expenditures. Omni may find that these and other contractual restrictions in the Merger Agreement delay or prevent Omni from making certain changes, or limit its ability to make certain changes, during such period, even if Omni’s management believes that making certain changes may be advisable. The pendency of the Merger may also divert management’s attention and Omni’s resources from ongoing business and operations.

Obtaining requisite regulatory clearance and satisfying closing conditions may prevent or delay completion of the Merger.

The Merger is subject to a number of conditions to closing as specified in the Merger Agreement. These closing conditions include, among others, the expiration or earlier termination of any applicable waiting period under the HSR Act, and the completion of the pre-closing reorganization contemplated by the Merger Agreement. The obligation of each of Forward and Omni to consummate the Merger is also conditioned on, among other things, the absence of a material adverse effect on the other party, the truth and correctness of the representations and warranties made by the other party on the date of the Merger Agreement and on the closing date (subject to certain materiality qualifiers), and the performance by the other party in all material respects of its obligations under the Merger Agreement. No assurance can be given that the required regulatory clearance will be obtained or that the required conditions to closing will be satisfied, and, if the required clearance is obtained and the conditions are satisfied, no assurance can be given as to the terms, conditions and timing of such clearance. Any delay in completing the Merger could cause Forward not to realize, or to be delayed in realizing, some or all of the benefits that Forward and Omni expect to achieve if the Merger is successfully completed within its expected time frame.

Failure to attract, motivate and retain executives and other key employees could diminish the anticipated benefits of the Merger.

The success of the Merger will depend in part on the retention of personnel critical to the business and operations of Forward following the Merger due to, for example, their technical skills or management expertise.

Current and prospective employees of Forward and Omni may experience uncertainty about their future role with Forward and Omni until strategies with regard to these employees are announced or executed, which may impair our ability to attract, retain and motivate key management, sales, marketing, technical and other personnel prior to and following the Merger. Employee retention may be particularly challenging during the pendency of the Merger, as employees of Forward and Omni may experience uncertainty about their future roles at the combined company following the Merger. If we are unable to retain personnel, including Forward’s and Omni’s key management, who are critical to the successful integration and future operations of the companies, Forward, Omni and the combined company could face operational disruptions, loss of existing customers or loss of sales to existing customers, loss of key information, expertise or know-how, and unanticipated additional recruitment and training costs. In addition, the loss of key personnel could diminish the anticipated benefits of the Merger.

If key employees of Forward or Omni depart, the integration of the companies may be more difficult and our business following the Merger may be harmed. Furthermore, we may have to incur significant costs in identifying, hiring and retaining replacements for departing employees and may lose significant expertise and talent relating to the business of each of Forward or Omni, and our ability to realize the anticipated benefits of the Merger may be adversely affected. In addition, there could be disruptions to or distractions for the workforce and management associated with activities of labor unions or integrating employees into the combined company. No assurance can be given that we will be able to attract or retain key employees of Forward and Omni to the same extent that those companies have been able to attract or retain their own employees in the past.

The Merger, and uncertainty regarding the Merger, may cause customers, suppliers or strategic partners to delay or defer decisions concerning Forward and Omni, which may adversely affect each company’s ability to effectively manage their respective businesses.

The Merger will happen only if the stated conditions to closing are met, including the receipt of the requisite regulatory clearance, among other conditions. Many of the conditions to closing are outside the control of Forward and Omni, and both parties also have certain rights to terminate the Merger Agreement. Accordingly, there may be uncertainty regarding the completion of the Merger. This uncertainty may cause customers, suppliers, vendors, strategic partners or others that deal with Forward or Omni to delay or defer entering into contracts with Forward or Omni or making other decisions concerning Forward or Omni or seek to change or cancel existing business relationships with Forward or Omni, any of which could negatively affect their respective businesses. Any delay or deferral of those decisions or changes in existing agreements could have an adverse impact on the respective businesses of Forward and Omni, regardless of whether the Merger is ultimately completed.

In addition, the Merger Agreement restricts Forward, Omni and their respective subsidiaries from making certain acquisitions and taking other specified actions until the Merger occurs without the consent of the other parties. These restrictions may prevent Forward and Omni from pursuing attractive business opportunities or strategic transactions that may arise before the completion of the Merger.

We may not be able to retain customers or suppliers, or customers or suppliers may seek to modify contractual obligations with us, which could have an adverse effect on the combined company’s business and operations. Third parties may terminate or alter existing contracts or relationships with Forward or Omni.

As a result of the Merger, we may experience impacts on relationships with customers and suppliers that may harm our business and results of operations. Certain customers or suppliers may seek to terminate or modify contractual obligations following the Merger whether or not contractual rights are triggered as a result of the Merger. In particular, certain of Forward’s existing forwarding customers directly compete with Omni and, as a result, may react negatively to the Merger. There can be no guarantee that customers and suppliers will remain with or continue to have a relationship with us or do so on the same or similar contractual terms following the Merger. If any customers or suppliers seek to terminate or modify contractual obligations or discontinue the relationship with the combined company, then our business and results of operations may be harmed. If certain of our suppliers were to seek to terminate or modify an arrangement with us, then we may be unable to procure necessary supplies from other suppliers in a timely and efficient manner and on acceptable terms, or at all.

Forward and Omni also have contracts with vendors, landlords, licensors and other business partners that may require Forward and Omni, as applicable, to obtain consent from these other parties in connection with the Merger. If these consents cannot be obtained, we may suffer a loss of potential future revenue, incur costs, and lose rights that may be material to our business. In addition, third parties with whom Forward or Omni currently have relationships may terminate or otherwise reduce the scope of their relationship with either party in anticipation of the Merger. Any such disruptions could limit our ability to achieve the anticipated benefits of the Merger. The adverse effect of any such disruptions could also be exacerbated by a delay in the completion of the Merger or by a termination of the Merger Agreement.

Each of Forward and Omni will incur significant transaction, Merger-related and integration costs in connection with the Merger.

Forward and Omni have incurred and expect to incur a number of non-recurring costs associated with combining the operations of the two companies, as well as transaction fees and other costs related to the Merger. These costs and expenses include fees paid to financial, legal and accounting advisors, severance and other potential employment-related costs, including retention and severance payments that may be made to certain Forward employees and Omni employees, filing fees, printing expenses and other related charges. Some of these costs are payable by Forward or Omni regardless of whether the Merger is completed.

The combined company will also incur integration costs in connection with the Merger. There are a large number of processes, policies, procedures, operations, technologies, facilities and systems that must be integrated in connection with the Merger and the integration of the two companies’ businesses. Although Forward and Omni expect that the elimination of duplicative costs, strategic benefits, additional income as well as the realization of other efficiencies related to the integration of the businesses may offset incremental transaction, Merger-related and integration costs over time, any net benefit may not be achieved in the near term or at all. While both Forward and Omni have assumed that certain expenses would be incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement, there are many factors beyond their control that could affect the total amount or the timing of the integration and implementation expenses.

Significant demands will be placed on Forward and Omni as a result of the combination of the two companies.

As a result of the combination of Forward and Omni, significant demands will be placed on the managerial, operational and financial personnel and systems of Forward and Omni. We cannot assure you that Forward and Omni’s respective systems, procedures and controls will be adequate to support the expansion of operations following and resulting from the combination of the two companies. The future operating results of the combined company will be affected by the ability of its officers and key employees to manage changing business conditions and to controls and reporting systems in response to the Merger.

Following the announcement of the Merger, the price of Forward’s common stock decreased significantly. Continued downward pressure on Forward’s stock price may increase the risk of shareholder litigation and shareholder activism, which could result in substantial costs and delays in the consummation of the Merger and may make future financings more costly or difficult.

Following the announcement of the Merger, the market price of Forward’s common stock decreased substantially. As a consequence of this decrease, investors may, under the fear of suffering greater losses, be more inclined to sell their shares of Forward’s common stock more quickly and at greater discounts than otherwise would be the case in the absence of a sudden and significant decline in the stock price. Plaintiffs have, in the past, initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of such litigation. Securities and derivative litigation could result in substantial costs and liabilities and could divert management’s attention and resources. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. Additionally, if a plaintiff is successful in obtaining an injunction it may delay or prevent the Merger from being completed.

In addition, the recent volatility in Forward’s common stock has increased the risk of shareholder activism. For example, ClearBridge Investments, LLC publicly released a letter sent to Forward’s Chairman, CEO and Lead Independent Director on August 18, 2023 with the purpose of urging Forward’s Board of Directors to reconsider the Merger. Such shareholder activism, like securities litigation, could result in substantial costs and could divert management’s attention and resources. In addition, continued downward pressure on the market price of Forward’s common stock can impact our ability to raise additional funds or financing on favorable terms or at all.

After the Merger, we may fail to realize the projected benefits and cost savings of the combination.

Forward and Omni have operated and, until the completion of the Merger, will continue to operate independently. The success of Forward’s combination with Omni will depend, in part, on Forward’s ability to realize the anticipated benefits and synergies from reorganizing the Forward corporate structure and combining the businesses of Forward and Omni following the Merger, including cost and revenue synergies.  The anticipated benefits and synergies of Forward’s combination with Omni may not be realized fully or at all, may take longer to realize than expected or could have other adverse effects that we do not currently foresee. Some of the assumptions that we have made, such as the tax outcomes of the contemplated pre-closing reorganization and the achievement of operating synergies, may not be realized. It is possible that the integration process could result in the loss of key Forward or Omni employees, the loss of customers, the disruption of either company’s or both companies’ ongoing businesses, inconsistencies in standards, controls, procedures and policies, unexpected integration issues, higher than expected integration costs and an overall post-completion integration process that takes longer than originally anticipated. There could be potential unknown liabilities and unforeseen expenses associated with the Merger that were not discovered in the course of performing due diligence or that arise from the contemplated pre-closing reorganization or the combination of the businesses of Forward and Omni post-consummation of the Merger. Specifically, the following issues, among others, must be addressed in integrating the operations of Forward and Omni in order to realize the anticipated benefits of the Merger so the combined company performs as expected and realizes its anticipated cost and revenue synergy opportunities:

●	combining the companies’ operations and corporate functions;

●	combining the businesses of Forward and Omni and meeting the capital requirements of the combined company following the Merger, in a manner that permits the combined company to achieve cost savings and revenue synergies anticipated to result from the Merger, the failure of which would result in the anticipated benefits of the Merger not being realized in the time frame currently anticipated or at all;

●	integrating personnel from the two companies;

●	integrating the companies’ technologies;

●	integrating and unifying the offerings and services available to customers;

●	identifying and eliminating redundant and underperforming functions and assets;

●	harmonizing the companies’ operating practices, employee development and compensation programs, internal controls and other policies, procedures and processes;

●	maintaining existing agreements with customers, providers and vendors and avoiding delays in entering into new agreements with prospective customers, providers and vendors;

●	addressing possible differences in business backgrounds, corporate cultures and management philosophies;

●	consolidating the companies’ administrative and information technology infrastructure;

●	coordinating distribution and marketing efforts;

●	managing the movement of certain positions to different locations;

●	coordinating geographically dispersed organizations; and

●	effecting actions that may be required in connection with obtaining the requisite regulatory approvals.

In addition, at times the attention of certain members of either company’s or both companies’ management and resources may be focused on completion of the Merger and the integration of the businesses of the two companies and diverted from day-to-day business operations or other opportunities that may have been beneficial to such company, which may disrupt each company’s ongoing business and the business of the combined company after the Merger.

The unaudited pro forma financial data herein is preliminary and the combined company’s actual financial position and results of operations after the Merger may differ materially from the unaudited pro forma financial data included herein.

The unaudited pro forma consolidated financial statements included in this offering memorandum are presented for illustrative purposes only, contain a variety of adjustments, assumptions and preliminary estimates and are not necessarily indicative of what the combined company’s actual financial position or results of operations would have been had the Merger been completed on the dates indicated. In addition, the unaudited pro forma financial information included herein is based in part on a variety of assumptions. These assumptions may not prove to be accurate, and other factors may affect the combined company’s results of operations or financial condition following the Merger. Accordingly, the historical information included herein and the unaudited pro forma financial information included herein do not necessarily represent the combined company’s results of operations and financial condition had Forward and Omni operated as a combined entity during the periods presented, or of the combined company’s results of operations and financial condition after the combination of Forward and Omni. The combined company’s potential for future business success and operating profitability must be considered in light of the risks, uncertainties, expenses and difficulties typically encountered by recently combined companies.

In preparing the unaudited pro forma financial information contained herein, we have given effect to, among other items, the consummation of the Merger, the offering of the Notes, the escrow merger and the assumption of the Notes, the entrance into and the borrowings under Forward’s new senior secured credit facilities expected to be entered into substantially concurrently with the closing of the Merger and cash on hand (the “Transactions”). The unaudited pro forma financial information may not reflect all of the costs that are expected to be incurred by Forward and Omni in connection with the Transactions.

Prior to the Merger, Omni was a privately-held company and its new obligations of being a part of a public company may require significant resources and management attention.

Upon the closing of the Merger, Omni and its subsidiaries will become subsidiaries of Forward, and will need to comply with the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”) and the rules and regulations subsequently implemented by the SEC and other regulatory bodies. As a private company, Omni’s internal controls were not designed to be in compliance with Sarbanes-Oxley or any other public company requirements. We will need to ensure that Omni establishes and maintains effective disclosure controls as well as internal controls and procedures for financial reporting, and such compliance efforts may be costly and may divert the attention of management. In the past, Omni identified significant deficiencies in the adequacy of its internal controls. We cannot assure you that, in the future, material weaknesses will not be identified that would cause management to change its current conclusion as to the effectiveness of the combined company’s internal controls. If we fail to create and maintain effective internal controls at Omni and its subsidiaries after the Merger, we could report material weaknesses in the future, which would indicate that there is a reasonable possibility that our financial statements do not accurately reflect our financial condition.

We will be required to pay the existing direct and certain indirect equityholders of Omni (“Omni Holders”) for certain tax savings we may realize, and we expect that the payments we will be required to make may be substantial.

In connection with the closing of the Merger, Forward, Opco, Omni Holders and certain other parties will enter into a tax receivable agreement, which sets forth the agreement among the parties regarding the sharing of certain tax benefits realized by Forward as a result of the Transactions. Pursuant to the tax receivable agreement, Forward will be generally obligated to pay certain Omni Holders 83.5% of (a) the total tax benefit that Forward realizes as a result of increases in tax basis in Opco’s assets resulting from certain actual or deemed distributions and the future exchange of units of Opco for shares of securities of Forward (or cash) pursuant to the Opco’s limited liability company agreement, (b) certain pre-existing tax attributes of certain Omni Holders that are corporate entities for tax purposes, (c) the tax benefits that Forward realizes from certain tax allocations that correspond to items of income or gain required to be recognized by certain Omni Holders, and (d) other tax benefits attributable to payments under the tax receivable agreement. Payment obligations under the tax receivable agreement will rank pari passu with all unsecured obligations of Forward but senior to any future tax receivable or similar agreement entered into by Forward. These increases in existing tax basis and tax basis adjustments generated over time may reduce the amount of tax that the combined company would otherwise be required to pay in the future, although the IRS may challenge all or part of the validity of that tax basis, and a court could sustain such a challenge. Actual tax benefits realized by the combined company may differ from tax benefits calculated under the tax receivable agreement as a result of the use of certain assumptions therein, including the use of an assumed weighted-average state and local income tax rate to calculate tax benefits.

The payment obligation under the tax receivable agreement is an obligation of Forward and not of Opco. While the amount of existing tax basis, the anticipated tax basis adjustments and the actual amount and utilization of tax attributes, as well as the amount and timing of any payments under the tax receivable agreement, will vary depending upon a number of factors, including the timing of exchanges of Opco units for securities of Forward, the applicable tax rate, the price of the applicable securities of Forward at the time of exchanges, the extent to which such exchanges are taxable and the amount and timing of our income, we expect that the payments that we will be required to make under the tax receivable agreement may be substantial. The payments under the tax receivable agreement are not conditioned on the exchanging holders of Opco units or other Omni Holders continuing to hold ownership interests in us.

Forward may not have discovered undisclosed liabilities of Omni, if any.

In the course of the due diligence review of Omni that Forward conducted prior to the execution of the Merger Agreement, Forward may not have discovered, or may have been unable to quantify, undisclosed liabilities of Omni and its subsidiaries, if any, and Forward will not be indemnified for any of these liabilities. If Omni has undisclosed liabilities, Forward, as a successor owner, will be responsible for such undisclosed liabilities. Such undisclosed liabilities could have an adverse effect on the business, results of operations, financial condition and cash flows of Forward after the closing of the Merger.

The following supplemental disclosures were included in the Offering Memorandum

The Offering Memorandum included unaudited pro forma condensed combined financial information giving effect to the Company’s pending acquisition of Omni, the related proposed Notes offering and the refinancing of certain debt the Company and Omni as of June 30, 2023 and December 31, 2022, for the twelve months ended June 30, 2023, for the six month periods ended June 30, 2023 and 2022 and for the year ended December 31, 2022 and the related notes thereto (the “unaudited pro forma condensed consolidated financial information”). The unaudited pro forma condensed consolidated financial information is provided for informational purposes only. Such unaudited pro forma condensed consolidated financial information is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transactions contemplated thereby been completed as of the dates indicated or that may be achieved in the future and should not be taken as representative of future consolidated results of operations or financial condition of Forward. Furthermore, no effect has been given in the unaudited pro forma condensed combined statement of operations to synergies and potential cost savings, if any, that may be realized through the combination of the two companies or the costs that may be incurred in integrating their operations. This unaudited pro forma condensed consolidated financial information is included in Exhibit 99.2 attached to this Form 8-K and incorporated herein by reference.

The Offering Memorandum included the audited consolidated annual financial statements of Omni as of December 31, 2022 and 2021 and for the years then ended and the related reports of the independent auditors of Omni for the applicable period and the related notes thereto. This information is included in Exhibit 99.3 attached to this Form 8-K and incorporated herein by reference.

The Offering Memorandum included the unaudited condensed consolidated interim financial statements of Omni as of June 30, 2023 and for the six month periods ended June 30, 2023 and 2022, and the related notes thereto. This information is included in Exhibit 99.4 attached to this Form 8-K and incorporated herein by reference.

The Offering Memorandum included a discussion of Omni’s customer base, which includes Nvidia, Logitech, Abbott, Thermo Fisher Scientific, Comcast, Electrolux, Nike, Costco, Daimler, Toyota, Continental Automotive, and Hitachi. The average tenure of Omni’s top 50 customers is approximately 11 years, and it has achieved a 92% net revenue retention rate from fiscal year 2021 to fiscal year 2022. Additionally, more than 68% of Omni’s top 100 customers used two or more of Omni’s core service offerings during the LTM period ended June 30, 2023.

The Offering Memorandum included the following additional statements regarding Omni’s historical performance.

●	For the twelve month period ended June 30, 2023, Omni had capital expenditures of less than 2% of adjusted revenue.

●	For the twelve month period ended June 30, 2023, Omni delivered an unlevered free cash flow conversion of approximately 86% for such period.

●	For the year ended December 31, 2022, Omni generated 58%, 38% and 4% of its revenue from North America, Asia and the rest of the world, respectively.

The Offering Memorandum included the following additional statements regarding the combined company’s financial data.

●
For the year ended December 31, 2022, on a combined company basis, combined adjusted revenue was generated 7% from each of fulfillment services feeding North America-bound freight and final mile services, 11% from intermodal, 12% from truckload brokerage, 19% from North America inbound freight and 44% from less-than-truckload services.

●
For the LTM period ended June 30, 2023, combined capital expenditures were less than 2% of pro forma adjusted revenue, which would result in a combined unlevered free cash flow of approximately $480 million, or nearly double Forward’s standalone unlevered free cash flow, and an unlevered free cash flow conversion of approximately 88% without taking into account any incremental revenue-based EBITDA synergy opportunities.

●
The preliminary offering memorandum presented pro forma operating revenue, pro forma adjusted revenue, pro forma net income (loss), pro forma EBITDA, pro forma adjusted EBITDA, pro forma further adjusted EBITDA, pro forma adjusted EBITDA margin and pro forma further adjusted EBITDA margin for the LTM period ended June 30, 2023. Pro forma adjusted revenue, pro forma EBITDA, pro forma adjusted EBITDA, pro forma further adjusted EBITDA,  pro forma adjusted EBITDA margin and pro forma further adjusted EBITDA margin are financial measures that are derived on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States (“GAAP”). Pro forma adjusted revenue is defined as pro forma operating revenue adjusted for Omni’s historical pre-acquisition revenue and adjustments and other normalization and pro forma revenue adjustments. Pro forma EBITDA is defined as pro forma earnings before interest, taxes, depreciation and amortization. Pro forma adjusted EBITDA is defined as pro forma EBITDA adjusted for Forward’s share based compensation expenses, due diligence and integration costs and reduction in workforce expenses and Omni’s historical pre-acquisition earnings and adjustments, fair value adjustment of contingent consideration, transaction expenses and integration costs and other normalization and pro forma EBITDA adjustments. Pro forma further adjusted EBITDA is defined as pro forma adjusted EBITDA plus the realization of run-rate cost synergy opportunities. Pro forma adjusted EBITDA margin is defined as pro forma adjusted EBITDA divided by pro forma adjusted revenue. Pro forma adjusted EBITDA margin is defined as pro forma further adjusted EBITDA divided by pro forma adjusted revenue. All non-GAAP financial measures are presented on a continuing operations basis. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Forward’s and Omni’s historical financial results or the combined company’s pro forma results prepared in accordance with GAAP. Non-GAAP financial information does not represent a comprehensive basis of accounting. These non-GAAP measures are reconciled to their most comparable GAAP measures in the table below.

	Pro forma year ended December 31,	Pro forma six months ended June 30,		Pro forma LTM ended June 30,
(unaudited and $ thousands)	2022	2022	2023	2023
Operating revenue	$3,807,821	$1,892,953	$1,494,112	$3,408,980
Omni pre-acquisition revenue and adjustments(a)	139,311	115,276	-	24,035
Omni other normalization revenue adjustments(b)	508	(5,184)	(1,533)	4,159
Omni pro forma revenue adjustments(c)	(7,292)	(1,759)	-	(5,533)
Pro forma adjusted revenue	$3,940,348	$2,001,286	$1,492,579	$3,431,640
Net income (loss)	$38,099	$(24,166)	$(51,561)	$10,704
Interest expense	168,386	83,770	82,447	167,063
Depreciation and amortization	181,362	88,815	96,789	189,335
Income tax expense (benefit)	8,566	(5,190)	(12,940)	816
Pro forma EBITDA	$396,413	$143,229	$114,735	$367,919
Share-based compensation(d)	11,376	6,067	6,309	11,618
Pre-acquisition earnings and adjustments (e)	24,195	18,397	-	5,798
Fair value of contingent consideration(f)	(17,814)	7,299	12,320	(12,793)
Transaction expenses and integration costs(g)	130,647	108,626	17,721	39,742
Other normalization EBITDA adjustments(h)	7,313	(5,234)	10,005	22,552
Other pro forma EBITDA adjustments(i)	36,641	20,264	16,057	32,434
Pro forma adjusted EBITDA	$588,771	$298,648	$177,147	$467,269
Pro forma adjusted EBITDA margin	15%	15%	12%	14%
Annual run-rate cost synergies(j)				75,000
Pro forma further adjusted EBITDA				$542,270
Pro forma further adjusted EBITDA margin				16%

(a)
Omni pre-acquisition revenue and adjustments represent revenue of certain entities acquired by Omni during the applicable period, inclusive of due diligence adjustments, attributable to the portion of such period occurring prior to the consummation of their respective acquisition.

(b)	Omni other normalization revenue adjustments represent items considered non-operational, non-recurring, or non-cash in nature.

(c)
Omni pro forma revenue adjustments represent the pro-forma impact of strategic initiatives and updated customer pricing as if each of the foregoing was implemented as of the first day of the applicable period.

(d)	Share based compensation relates to Forward's non-cash stock compensation expenses.

(e)
Pre-acquisition earnings and adjustments represent the earnings of certain entities acquired by Omni during the applicable period, inclusive of due diligence adjustments, attributable to the portion of such period occurring prior to the consummation of their respective acquisition.

(f)	Fair value adjustment of contingent consideration represents the removal of fair value adjustments for performance based earn-out payments for certain entities acquired by Omni.

(g)
Transaction expenses and integration costs represent advisor fees, due diligence costs and other expenses related to acquisitions, as well as integration-related expenses of certain businesses acquired by Omni and Forward, including fees, costs and expenses incurred in connection with the Merger.

(h)
Other normalization EBITDA adjustments represent items considered non-operational or non-recurring such as non-recurring bad debt expenses, sponsor and board fees, foreign exchange rate gains and losses, and other non-recurring and non-cash expenses.

(i)
Other pro forma EBITDA adjustments represent the pro forma impact of strategic initiatives, updated customer pricing, and profitability initiatives including facilities consolidations and a reduction-in-force in 2022 and 2023, as if each of the foregoing was implemented as of the first day of the applicable period.

(j)
Annual run-rate cost synergies represent cost synergies, of which up to $60 million we expect to realize within the first six months following the consummation of the Merger, with the remaining run-rate cost savings expected to be realized by the end of 2025. There can be no assurances that the estimated synergies will be realized within the expected timeline or at all.

Non-GAAP Measures

To supplement the financial measures prepared in accordance with GAAP, we have included in this Form 8-K certain financial measures not prepared in accordance with GAAP (“non-GAAP measures”), including adjusted revenue, net revenue, unlevered free cash flow, unlevered free cash flow conversion, combined unlevered free cash flow, pro forma EBITDA, pro forma adjusted EBITDA, pro forma further adjusted EBITDA, pro forma adjusted EBITDA margin and pro forma further adjusted EBITDA margin. Adjusted revenue is defined as operating revenue adjusted to account for acquisitions by Omni during the applicable period. Unlevered free cash flow is defined as adjusted EBITDA less capital expenditures. Combined unlevered free cash flow is defined as pro forma adjusted EBITDA less combined capital expenditures of Forward and Omni. Unlevered free cash flow conversion is defined as (i) adjusted EBITDA less capital expenditures divided by (ii) adjusted EBITDA. Because these non-GAAP measures exclude certain items as described in this Form 8-K, they may not be indicative of the results that Forward expects to recognize for future periods. Further, other companies may define and present these measures differently from how we have defined and presented these measure in this current report on Form 8-K. As a result, these non-GAAP measures should be considered in addition to, and not a substitute for, financial information prepared in accordance with GAAP. We have included in this Form 8-K reconciliations of certain of these non-GAAP measures against their nearest financial measure prepared in accordance with GAAP where appropriate.

Cautionary Note on Forward-Looking Statements

This Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements may reflect Forward’s expectations, beliefs, hopes, intentions or strategies regarding, among other things, the potential transaction between Forward and Omni, the expected timetable for completing the potential transaction, the benefits and expected cost and revenue synergies of the potential transaction (including the timing for realizing any such synergies and the conversion of revenue synergies to adjusted EBITDA) and future opportunities for the combined company, as well as other statements that are other than historical fact, including, without limitation, statements concerning future financial performance, future debt and financing levels (including the achievement of targeted deleveraging within the expected time frames or at all), investment objectives, implications of litigation and regulatory investigations and other management plans for future operations and performance. Words such as “anticipate(s)”, “expect(s)”, “intend(s)”, “plan(s)”, “target(s)”, “project(s)”, “believe(s)”, “will”, “aim”, “would”, “seek(s)”, “estimate(s)” and similar expressions are intended to identify such forward-looking statements.

Forward-looking statements are based on management’s current expectations, projections, estimates, assumptions and beliefs and are subject to a number of known and unknown risks, uncertainties and other factors that could lead to actual results materially different from those described in the forward-looking statements. Forward can give no assurance that its expectations will be attained. Forward’s actual results, liquidity and financial condition may differ from the anticipated results, liquidity and financial condition indicated in these forward-looking statements. We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause Forward’s actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, but without limitation:

●	the parties’ ability to consummate the potential transaction and to meet expectations regarding the timing and completion thereof;

●
the satisfaction or waiver of the conditions to the completion of the potential transaction, including the receipt of all required regulatory approvals or clearances in a timely manner and on terms acceptable to Forward;

●
the risk that the parties may be unable to achieve the expected strategic, financial and other benefits of the potential transaction, including the realization of expected revenue and cost synergies, the conversion of revenue synergies to adjusted EBITDA and the achievement of deleveraging targets, within the expected time-frames or at all;

●
the risk that the committed financing necessary for the consummation of the potential transaction is unavailable at the closing, and that any replacement financing may not be available on similar terms, or at all;

●	the risk that the businesses will not be integrated successfully or that integration may be more difficult, time-consuming or costly than expected;

●
the risk that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the potential transaction;

●
the risk that, if Forward does not obtain the necessary shareholder approval for the conversion of the perpetual non-voting convertible preferred stock, Forward will be required to pay an annual dividend on such outstanding preferred stock;

●
the risks associated with being a holding company with the only material assets after completion of the potential transaction being the interest in the combined business and, accordingly, dependency upon distributions from the combined business to pay taxes and other expenses;

●	the requirement for Forward to pay to certain shareholders of Omni certain tax benefits that it may claim in the future, and the expected materiality of these amounts;

●	risks associated with organizational structure, including payment obligations under the tax receivable agreement, which may be significant, and any accelerations or significant increases thereto;

●
the inability to realize all or a portion of the tax benefits that are currently expected to result from the acquisition of certain corporate owners of Omni, certain pre-existing tax attributes of Omni owners and tax attributes that may arise on the distribution of cash to other Omni owners in connection with the potential transaction, as well as the future exchanges of units of Forward’s operating subsidiary and payments made under the tax receivables agreement;

●	increases in interest rates;

●	changes in Forward’s credit ratings and outlook;

●	risks relating to the indebtedness Forward expects to incur in connection with the potential transaction and the need to generate sufficient cash flows to service and repay such debt;

●	the ability to generate the significant amount of cash needed to service the indebtedness;

●	the limitations and restrictions in surviving agreements governing indebtedness;

●	risks associated with the need to obtain additional financing which may not be available on favorable terms or at all; and

●	general economic and market conditions.

These and other risks and uncertainties are more fully discussed in the risk factors identified in “Item 1A. Risk Factors” in Part I of Forward’s most recently filed Annual Report on Form 10-K (as supplemented hereby), and as may be identified in Forward’s Quarterly Reports on Form 10-Q and current reports on Form 8-K. Except to the extent required by law, Forward expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Forward’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release of Forward Air Corporation, dated as of September 20, 2023

99.2	Unaudited Pro Forma Condensed Combined Financial Information, together with the notes thereto, from the Offering Memorandum dated September 20, 2023

99.3	Audited financial statements of Omni as of December 31, 2022 and 2021 and for the years then ended and the related notes thereto, from the Offering Memorandum dated September 20, 2023

99.4	Unaudited financial statements of Omni as of June 30, 2023 and the related notes thereto, from the Offering Memorandum dated September 20, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION (registrant)

Date: September 20, 2023	By:	/s/ Thomas Schmitt
		Name:	Thomas Schmitt
		Title:	President and Chief Executive Officer